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                                                                    Exhibit 21


                                  SUBSIDIARIES


CANADA:

         1312654 Ontario Inc. (non-operating)
         231768 Ontario Inc.
         3020378 Nova Scotia Company (non-operating)
         Alberta Waste Ltd.
         Bales Transfer Station Limited
         Can Pak Environmental Inc.
         Can Pak Waste Management Limited
         Capital Environmental Inc.
         Evergreen Industrial Services
         Muskoka Containerized Services Limited
         Premier Waste Systems Ltd.
         Ram-Pak Compaction Systems Ltd.
         West Coast Waste Systems Inc.
         Western Waste Services Inc.


UNITED STATES:

         Action Disposal, L.L.C.
         Capital Environmental Holdings Inc.
         Capital Environmental Resource (Pennsylvania) Inc.
         Capital Environmental Resource (U.S.) Inc.
         CERI, L.L.C. (non-operating)
         CERI, L.P. (non-operating)
         Clyde E. Waltz & Sons
         General Environmental Technical Services, Inc.
         J.V. Services of Western N.Y., Inc.
         Rubbish Removal of NY, Inc.
         Tousley Trash Service, Inc.
         Waste Leasing & Haulers, Inc.